Exhibit 10.3

Award Number:

SGS HOLDINGS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

PURSUANT TO THE

SGS HOLDINGS, INC.

2012 STOCK INCENTIVE PLAN

AGREEMENT (“Agreement”), dated as of the Grant Date between SGS Holdings, Inc., a Delaware corporation (the “Company”), and [•] (the “Participant”).

Preliminary Statement

The Committee hereby grants this non-qualified stock option (the “Option”) as of [•] (the “Grant Date”), pursuant to the SGS Holdings, Inc. 2012 Stock Incentive Plan, as it may be amended from time to time (the “Plan”), to purchase the number of shares of the common stock of the Company, $0.001 par value per share (the “Common Stock”), set forth below to the Participant, as an [Eligible Employee] of the Company or one of its Affiliates (collectively, the Company and all of its Affiliates shall be referred to as the “Employer”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. A copy of the Plan has been delivered to the Participant. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.

Accordingly, the parties hereto agree as follows:

1.             Tax Matters. No part of the Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

2.             Common Stock Subject to Option; Exercise Price. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Option entitles the Participant to purchase from the Company, upon exercise, [•] shares of Common Stock. The exercise price under the Option is $[•] for each share of Common Stock (the “Exercise Price”).

3.             Vesting; Exercise.

(a)           The Option shall vest and become exercisable on the dates and in the cumulative percentages provided in the table below, provided, with respect to each vesting date, that the Participant has not experienced a Termination prior to such date. There shall be no proportionate or partial vesting in the periods prior to each vesting date.

Vesting Date	Percent Vested

Grant Date	[ •] %

First Anniversary of Grant Date	[ •] %

Second Anniversary of Grant Date	[ •] %

Third Anniversary of Grant Date	[ •] %

Fourth Anniversary of Grant Date	[ •] %

Fifth Anniversary of the Grant Date	[ •] %

(b)           To the extent that the Option has become vested and exercisable with respect to a number of shares of Common Stock, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option in accordance with the Plan. Notwithstanding the foregoing, the Participant may not exercise the Option unless the offering of shares of Common Stock issuable upon such exercise (i) is then registered under the Securities Act, or, if such offering is not then so registered, the Company has determined that such offering is exempt from the registration requirements of the Securities Act and (ii) complies with all other applicable laws and regulations governing the Option, and the Participant may not exercise the Option if the Committee determines that such exercise would not be so registered or exempt and otherwise in compliance with such laws and regulations.

(c)           To exercise the Option, unless otherwise directed or permitted by the Committee, the Participant must:

(i)            execute and deliver to the Company a properly completed Notice of Exercise in the form attached hereto as Exhibit A,

(ii)           execute and deliver a Joinder Agreement or such other documentation as required by the Committee which shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise, a right of first refusal or a right of first offer of the Company and other Persons with respect to shares, and such other terms or restrictions as the Board or Committee shall from time to time establish, including any drag along rights, tag along rights, transfer restrictions and registration rights, and

(iii) remit the aggregate Exercise Price to the Company in full, payable (A) in cash or by check, bank draft or money order payable to the order of the

Stock Option Agreement Award #

Company; or (B) on such other terms and conditions as may be acceptable to the Committee.

(d)           In addition, unless otherwise directed or permitted by the Committee, the Participant must pay or provide for all applicable withholding taxes in respect of the exercise of the Option, by (i) remitting the aggregate amount of such taxes to the Company in full, in cash or by check, bank draft or money order payable to the order of the Company, or (ii) making arrangements with the Company to have such taxes withheld from other compensation, to the extent permitted by the Committee.

4.             Option Term. The term of the Option shall be until the seventh anniversary of the Grant Date, after which time it shall expire (the “Expiration Date”). Upon the Expiration Date, the Option shall be canceled for no consideration and no longer shall be exercisable. The Option is subject to termination prior to the Expiration Date to the extent provided in Sections 5 and 6 below.

5.             Detrimental Activity. The provisions in the Plan regarding Detrimental Activity shall apply to the Option. The restrictions regarding Detrimental Activity are necessary for the protection of the business and goodwill of the Company and are considered by the Participant to be reasonable for such purposes. Without intending to limit the legal or equitable remedies available in the Plan and in this Agreement, the Participant acknowledges that engaging in Detrimental Activity will cause the Company material irreparable injury for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such activity or threat thereof, the Company shall be entitled, in addition to the remedies provided under the Plan, to obtain from any court of competent jurisdiction a temporary restraining order or a preliminary or permanent injunction restraining the Participant from engaging in Detrimental Activity or such other relief as may be required to specifically enforce any of the covenants in the Plan and this Agreement without the necessity of posting a bond, and in the case of a temporary restraining order or a preliminary injunction, without having to prove special damages.

6.             Termination and Change in Control. The provisions in the Plan regarding Termination and Change in Control shall apply to the Option, provided that if the Participant’s employment agreement expressly provides more favorable rights with respect to the Option in the event of Termination or Change in Control, such rights shall apply.

7.             Restriction on Transfer of Option. Unless otherwise determined by the Committee in accordance with the Plan, (a) no part of the Option shall be Transferable other than by will or by the laws of descent and distribution and (b) during the lifetime of the Participant, the Option may be exercised only by the Participant or the Participant’s guardian or legal representative. Any attempt to Transfer the Option other than in accordance with the Plan shall be void.

8.             Company’s Right to Repurchase; Other Restrictions.

(a)           Company’s Right to Repurchase. In the event of the Participant’s Termination, the Company shall have the right (the “Repurchase Right”), but not the obligation, to repurchase (or to cause one or more of its designees to repurchase) from the Participant (or his or her transferee) (x) any or all of the shares of Common Stock acquired upon the exercise of the Option and still held at the time of such repurchase by the Participant (or his or her transferee) and (y) any vested but unexercised portion of the Option at the price determined in the manner set forth below (the “Repurchase Price”), during each period set forth below (each, a “Repurchase Period”) and to the extent set forth below:

(i)            In the event of Termination for Cause, voluntary Termination for any reason, or the discovery that the Participant engaged in Detrimental Activity, the Company may exercise the Repurchase Right with respect to all shares previously acquired pursuant to the exercise of the Option. The Repurchase Period under this Section 8(a)(i) shall be 180 days from the date of Termination. The Repurchase Price under this Section 8(a)(i) shall be, with respect to each share of Common Stock, the lesser of (A) the Exercise Price or (B) the fair market value as determined in good faith by the Board or the Committee (the “Fair Market Value”) of a share of Common Stock on the date of Termination.

(ii)           In the event of Termination for any reason other than (x) Termination for Cause or (y) voluntary Termination for any reason:

(A)          The Company may exercise the Repurchase Right with respect to all shares acquired pursuant to the exercise of the Option on or prior to the date of Termination. The Repurchase Period under this Section 8(a)(ii)(A) shall be 180 days from the date of Termination. The Repurchase Price under this Section 8(a)(ii)(A) shall be, with respect to each share of Common Stock, the Fair Market Value of a share of Common Stock on the date of Termination.

(B)           The Company may exercise the Repurchase Right with respect to all shares acquired pursuant to the exercise of the Option after the date of Termination. The Repurchase Period under this Section 8(a)(ii)(B) shall be 180 days from the latest date on which the Option is permitted to be exercised under this Agreement. The Repurchase Price under this Section 8(a)(ii)(B) shall be, with respect to each share of Common Stock, the Fair Market Value of a share of Common Stock on the date of repurchase.

(C)           The Company may exercise the Repurchase Right with respect to the vested but unexercised portion of the Option. The Repurchase Period under this Section 8(a)(ii)(C) shall be the latest date on which the Option is permitted to be exercised under this Agreement. The Repurchase Price under this Section 8(a)(ii)(C) shall be the product of (1) the excess (if any) of the Fair Market Value of a share of Common Stock on the date of Termination over the Exercise Price multiplied by (2) the number of shares of Common Stock covered by the Option being repurchased. For the avoidance of doubt, upon such repurchase such Option shall no longer be exercisable for any shares of Common Stock.

(iii) To exercise any Repurchase Right, the Company (or one or more of its designees) shall deliver a written notice to the Participant setting forth the securities to be repurchased and the date on which such repurchase is to be consummated, which date shall be not more than 180 days after the date of such notice. Prior to the date of consummation of the repurchase, the Company (or one or more of its designees) shall deliver to the Investor a written notice specifying the applicable Repurchase Price for the securities being purchased. On the date of consummation of the repurchase, (A) the Company (or one or more of its designees) will pay the Participant the applicable Repurchase Price in cash or, in the Company’s discretion and to the extent not prohibited by law, by cancellation of indebtedness of the Participant to the Company or any Subsidiary or any combination thereof and (B) the Participant shall (1) cooperate with the Company to cause any certificates evidencing the shares being purchased that are being held in escrow by the Company to be delivered to the Company or its designee and/or (2) deliver the certificates evidencing the shares being purchased, duly endorsed in blank by the person in whose name the certificate is issued or accompanied, free and clear of any liens, and with stock (or equivalent) transfer taxes affixed. The Company may exercise its Repurchase Rights upon one or more occasions at any time during the Repurchase Periods set forth above.

(iv)          Notwithstanding the foregoing, the Repurchase Period and the date on which any repurchase is to be consummated may be extended by the Company at any time when repurchase by the Company (A) is prohibited pursuant to applicable law, (B) is prohibited under any debt instrument or agreement of the Company or any of its Affiliates or (C) could result in adverse accounting, tax or financial consequences to the Company, in each case as determined by the Company.

(b)           To ensure that the shares of Common Stock issuable upon exercise of the Option are not transferred in contravention of the terms of the Plan and this Agreement, and to ensure compliance with other provisions of the Plan and this Agreement, the Company may deposit any certificates evidencing such shares with an escrow agent designated by the Company.

(c)           Notwithstanding anything in this Agreement to the contrary, the Option and any Common Stock purchased pursuant to the exercise thereof shall be subject to the terms of the Stockholders Agreement in addition to the provisions of this Section 8.

9.             Securities Representations. Upon the exercise of the Option prior to registration of the offering of the Common Stock subject to the Option pursuant to the Securities Act or other applicable securities laws, the Participant shall be deemed to acknowledge and make the representations and warranties as described below and as otherwise may be requested by the Company for compliance with applicable laws, and any issuances of Common Stock by the Company shall be made in reliance upon the express representations and warranties of the Participant.

(a)           The Participant is acquiring and will hold the shares of Common Stock for investment for his account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or other applicable securities laws.

(b)           The Participant has been advised that offerings of the shares of Common Stock have not been registered under the Securities Act or other applicable securities laws, on the ground that no public offering of the shares of Common Stock is to be effected (it being understood, however, that the shares of Common Stock are being offered in reliance on the exemption provided under Rule 701 under the Securities Act), and that the shares of Common Stock must be held indefinitely, unless they are subsequently registered under the applicable securities laws or the Participant obtains an opinion of counsel (in the form and substance satisfactory to the Company and its counsel) that registration is not required. In connection with the foregoing, the Company is relying in part on the Participant’s representations set forth in this Section. The Participant further acknowledges and understands that the Company is under no obligation hereunder to register offerings of the shares of Common Stock.

(c)           The Participant is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. The Participant acknowledges that he is familiar with the conditions for resale set forth in Rule 144, and acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(d)           The Participant will not sell, transfer or otherwise dispose of the shares of Common Stock in violation of the Plan, this Agreement, the Securities Act (or the rules and regulations promulgated thereunder) or under any other applicable securities laws. The Participant agrees that he will not dispose of the Common Stock unless and until he has complied with all requirements of this Agreement applicable to the disposition of the shares of Common Stock.

(e)           The Participant has been furnished with, and has had access to, such information as he considers necessary or appropriate for deciding whether to invest in the shares of Common Stock, and the Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock.

(f)            The Participant is aware that his investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Participant is able, without impairing his financial condition, to hold the Common Stock for an indefinite period and to suffer a complete loss of his investment in the Common Stock.

10.           No Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Option unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for dividends (whether in cash, in kind or other property), distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

11.           Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

12.           Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made:

(a)           unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 12, any notice required to be delivered to the Company shall be properly delivered if delivered to:

SGS Holdings, Inc.
c/o Ares Management LLC
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Attention:	Nate Walton
Telephone: (310) 201-4100
Facsimile:	(310) 201-4170

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, CA 90067
Attention:	Michael A. Woronoff, Esq.
Telephone:	(310) 284-4550
Facsimile:	(310) 557-2193

(b)           if to the Participant, to the address on file with the Company.

Any notice, demand or request, if made in accordance with this Section 12 shall be deemed to have been duly given: (i) when delivered in person; (ii) three days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service.

13.           No Right to Employment. This Agreement is not an agreement of employment. None of this Agreement, the Plan or the grant of the Option hereunder shall (a) guarantee that the Employer will employ the Participant for any specific time period or (b) modify or limit in any respect the Employer’s right to terminate or modify the Participant’s employment or compensation.

14.           Stockholders Agreement. The Stockholders Agreement or other documentation shall apply to the Common Stock acquired when the Option is exercised and covered by the Stockholders Agreement or other documentation.

15.           Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Employer’s mandatory dispute resolution procedures as may be in effect from time to time with respect to matters arising out of or relating to Participant’s employment with the Employer.

16.           Severability of Provisions. If at any time any of the provisions of this Agreement shall be held invalid or unenforceable or are prohibited by the laws of the jurisdiction where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of the activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement and the Company and the Participant agree that the provisions of this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provisions had not been included; provided that if the Company’s call rights and rights of first refusal or rights of first offer set forth in this Agreement, the Stockholders Agreement or any other agreement shall be held invalid or unenforceable, the Option shall be cancelled and terminated.

17.           Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

18.           Construction. Wherever any words are used in this Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. As used herein, (i) “or” shall mean “and/or” and (ii) “including” or “include” shall mean “including, without limitation.” Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

19.           Other Shares. Notwithstanding anything in this Agreement or the Plan to the contrary, none of the shares of Common Stock owned from time to time by a Participant that were not acquired in connection with the grant of an Award to such Participant shall be subject to any of the terms, conditions or provisions of this Agreement or the Plan.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

SGS HOLDINGS, INC.

By:
Name: Title:

Employee Name:
Employee ID number:

Exhibit A

SGS HOLDINGS, INC.

2012 STOCK INCENTIVE PLAN

NOTICE OF EXERCISE

SGS Holdings, Inc.

20 William St., Suite 310

Wellesley, MA 02481

Attention: [Chief Legal Officer] Date: [•], 20

Ladies and Gentlemen:

This document constitutes notice under my stock option agreement that I elect to purchase the number of shares for the aggregate payment set forth below.

Type of option (check one):	Incentive	Nonqualified

Option number and grant date:

Number of shares as to which option is exercised:

Per share exercise price:	$

Aggregate exercise price (number of shares as to which option is exercised multiplied by per share exercise price):	$

☐ Attached is an executed adoption agreement to the SGS Holdings, Inc. stockholder agreement (attached hereto as Annex A).

☐            I (i) acknowledge that I remain subject to the applicable provisions of my option award agreement, including SGS Holdings, Inc.’s repurchase rights thereunder and (ii) acknowledge and make the representations and warranties set forth in my option award agreement, including those in Section 9 thereof.

☐ Attached is [cash, or] a check, bank draft or money order payable to the SGS Holdings, Inc. in the amount of $ (aggregate exercise price).

Estimated withholding taxes (per Company) $

☐ Attached is [cash, or] a check, bank draft or money order payable to SGS Holdings, Inc. in the amount of $ (estimated withholding taxes).

☐ I have made arrangements with the Company to have applicable withholding taxes withheld from other compensation.

[Participant]

Annex A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on                        , 20 , by the undersigned (“Holder”) pursuant to the terms of that certain Stockholders Agreement dated as of [•], 2012 (the “Agreement”), by and among SGS Holdings, Inc. and certain of its stockholders, as such Agreement may be amended or amended and restated. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, Holder agrees as follows.

1.1           Acknowledgement. Holder acknowledges that Holder is acquiring certain Shares as a Permitted Transferee from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” for all purposes of the Agreement.

1.2           Agreement. Holder hereby (a) agrees that the Shares so acquired shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3           Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	SGS HOLDINGS, INC.
Name: Title:

Address:

By:
Name: Title:
Telephone:
Facsimile:
Attention: